UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2017

IGEN NETORKS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1075 St. David Street, Victoria BC, Canada		V8S4Y7
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 888-244-3650

29970 Technology Drive, Suite 108 Murrieta CA 92563

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors approved Amended Bylaws effective October 14, 2017. The amendment revised section 1.4, allowing shareholders to take any action without a meeting as set forth pursuant to Nevada law. Additionally, the Board added section 1.11 authorizing allowed actions to be taken by consent of the Board of Directors in lieu of a meeting. The Company has also been authorized to send Notice of Meetings via electronic mail as allowed by law. Article 4 has been revised to include a description of the Chief Executive Officer position.

Item 9.01 Financial Statements and Exhibits

Exhibit 3.1 – Amended Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

/s/ Neil Chan
Neil Chan
Chief Executive Officer

Date: October 16, 2017

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